UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2021

Finotec Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	033-20966	76-0251547
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor. New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(646) 768-8417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On January 25, 2021, as a result of a private transactions, 10,000,000 shares of Series A Preferred Stock, $0.001 par value per share (the "Shares") of Finotec Group, Inc., a Nevada corporation (the "Company"), were transferred from Custodian Ventures, LLC to Yang Fuzhu (the “Purchaser”). As a result, the Purchaser became an approximately 86.95% holder of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and became the controlling shareholder. The consideration paid for the Shares was $250,000. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, David Lazar released the Company from all debts owed to him.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2021, the existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director. At the effective date of the transfer, Yang Fuzhu consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Yang Fuzhu - President, Chief Executive Officer and Director

Mr. Yang graduated from Jiangsu Vocational College of Electronics and Information (formerly known as Huaiyin Electronic Industry School) in year 1997. Mr. Yang has twenty years’ experience in his career in photography. He established “Red Rose Studio” in 1999, to provide customized photo shooting services such as wedding photo shooting, wedding banquet shooting and portrait photo shooting etc. He is the Founder and Chairman at Haoye Network Information Consultant Limited Company in Wuxi, China from 2009 to the present date, where he was responsible for corporate network system construction, website content optimization, online sales personnel training, online shop system improvement and providing guidance in online industry alliances, etc. From 2011 to the present date, Mr. Yang has served as Founder and Chairman of Lvpai Culture Communication (Shanghai) Company Limited, where he has set up the online platform (“lvpai.com”) as online service marketing provider, providing destination wedding photographer business and city brand name establishment and planning. From 2020 to the present date, Mr. Yang has served as Founder and Chairman of Jiangsu Travel Photography Technology Group Company Limited, where he is responsible for business management and strategic planning.

From 2008 to the present time, Mr. Yang serves as a member of the council of China Portrait Photography, where he is responsible for integrating the member resource and member training. Mr. Yang’s business leadership and professional photography expertise has, in the Company’s estimation, qualified him for his roles as the Company’s President, Chief Executive Officer and Director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	STOCK PURCHASE AGREEMENT, dated January 25, 2021, by and between Custodian Ventures, LLC and Yang Fuzhu.

99.2	DIRECTORS RESOLUTIONS, dated January 25, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 26, 2021

Finotec Group, Inc.

/s/ Yang Fuzhu
By:	Yang Fuzhu
Title:	President

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